UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2017

iGambit Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 W. Jericho Turnpike, Suite A Smithtown, New York	11787
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 670-6777

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

Completion of Acquisition or Disposition of Assets

On July 5, 2017, iGambit Inc. (“iGambit” or the “Company”), announced that on June 30, 2017 it completed the sale of its wholly owned subsidiary WaLa Inc. doing business as ArcMail Technologies (“ArcMail”) to Rory T. Welch (“Welch”) in accordance with a Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and Welch.

  Pursuant to the Stock Purchase, the total consideration to be paid for the outstanding capital stock of ArcMail is remittance of 10,000,000 shares of iGambit Common stock previously issued to Welch.

Furthermore, as per the Purchase Agreement, the Company’s operations of ArcMail ended March 31, 2017 and Welch’s operation of the business is effective as of April 1, 2017.

The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference into this Current Report on Form 8-K as Exhibit 2.1.

The effect of the transaction results in reducing IGMB’s overall outstanding balance sheet liabilities by approximately 91% with over $6,000,0000 in debt and liabilities being removed from the balance sheet.

The Company issued a press release on July 5, 2017 announcing the consummation of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 8.01 Other Events

On July 5, 2017, iGambit issued a press release announcing that it had completed the Sale of ArcMail.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Not Applicable.

(b) Pro Forma Financial Information

Not Applicable.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits

The following Exhibits are filed as part of this Report

2.1

Stock Purchase Agreement by and between iGambit Inc. and Rory T. Welch dated

    June 30, 2017.

99.1

Press release of iGambit Inc. dated July 5, 2017.

Forward–Looking Statements

This report regarding the Company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk attributable to the Company is its ability to attract fresh and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with its senior debt agreements, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s ability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 5, 2017

iGambit Inc.

By:

  /s/  Elisa Luqman

Elisa Luqman

Chief Financial Officer

Exhibit Index

Exhibit No.

Description

2.1

Stock Purchase Agreement by and between iGambit Inc. and Rory T. Welch dated June 30, 2017.

99.1

Press release of iGambit Inc. dated July 5, 2017.

1